GEOVIC MINING CORP.

STOCK OPTIONS GRANTED

October 31, 2007 – Geovic Mining Corp. (the “Company”) (TSXV: GMC/GMC.WT/ GMC.WT.A/GMC.WT.B) announces that on October 26, 2007, it granted an aggregate of 1,280,000 options to two employee directors and five employees of the Company at a price of CDN $2.36, exercisable for a term of ten years and subject to a two year vesting schedule with 40% of the options vesting immediately, a further 30% vesting on the first anniversary of the grant and a further 30% vesting on the second anniversary of the grant. The Company also granted 350,000 options to the four outside directors of the Company exercisable at a price of CDN $2.36 for a term of ten years, all of which are fully vested upon grant.

All of the options have been granted in accordance with the Company’s stock option plan and are subject to the review and acceptance of the TSX Venture Exchange.

For more information, please contact: Vanguard Shareholder Solutions 604.608.0824 866.801.0779 ir@vanguardsolutions.ca

Important Notice:

Statements contained in this press release that are not historical facts are forward-looking statements (within the meaning of the Canadian securities legislation) that involve risks and uncertainties. Forward-looking statements include, but are not limited to, statements with respect to permitting time lines. In certain cases, forward-looking statements can be identified by the use of words such as “proposes”, “expects”, “is expected”, “scheduled”, “estimated”, “intends”, or variations of such words and phrases or state that certain actions, events or results “will” occur. Forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Geovic Mining to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. There can be no assurance that forward-looking statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements. The forward-looking statements in this press release speak only as of the date hereof. Geovic Mining does not undertake any obligation to release publicly any revisions to these forward-looking statements.

The TSX Venture Exchange has reviewed and do not accept responsibility for the adequacy or accuracy of this release.